LETTER OF TRANSMITTAL

To Tender Shares of the Class B Preferred Shares of Croff Enterprises, Inc.

Tendered Pursuant to the Offer to Purchase dated July 5, 2005

THE OFFER AND WITHDRWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME ON AUGUST 12, 2005 UNLESS THE OFFER IS EXTENDED.

The Depository for the Offer is:

By First Class Mail, Hand Delivery, Overnight, Certified or Express Mail:

JDC & CSF Depository

American National Bank, Trust Department

3033 E. First Avenue

Denver, Colorado 80206

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITORY. PLEASE READ THE INSTRUCTIONS IN THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

TO: American National Bank, Trust Department:

       The person signing this Letter of Transmittal hereby tenders to Jensen Development Company, C.S. Finance L.L.C. and Gerald L. Jensen, (the "Offerors"), the shares of Class B Preferred stock (the "Preferred B shares") of Croff Enterprises, Inc. ("Croff" or "the Company") as described below, at a price per share of $3.00, net to the seller in cash, pursuant to the Offerors' offer to purchase all of the Preferred B shares, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 30, 2005, receipt of which is hereby acknowledged, and in this Letter of Transmittal which, together with the Offer to Purchase, as amended or supplemented from time to time, constitute the Offer.

      Subject to, and effective upon, acceptance for payment of and payme nt for the shares tendered herewith in accordance with the terms and subject to the conditions of the Offer, including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment, the undersigned hereby sells, assigns and transfers to (or upon the order of) the Offerors all right, title and interest in and to all shares tendered and irrevocably constitutes and appoints American National Bank as the true and lawful agent and attorney-in-fact of the undersigned with respect to the shares, with full knowledge that American National Bank also acts as the agent of the Offerors, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to

(1)    deliver certificate(s) representing the shares together with all accompanying evidences of transfer and authenticity, to or upon the order of the Offerors upon receipt by American National Bank, as the undersigned's agent, of the purchase price with respect to the shares;

(2) present certificates for the shares for cancellation and transfer on the books of the Company;

(3) receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, all in accordance with the terms of the Offer.

THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS TO OFFERORS:

            (1) the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and when and to the extent the same are accepted for payment by Offerors, the Offerors will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims;

            (2) the undersigned understands that tenders of shares pursuant to any one of the procedures described in the Offer to Purchase and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer, including the undersigned's representation and warranty that (i) the undersigned has a "net long position" within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, in the shares being tendered or equivalent securities at least equal to the shares being tendered and (ii) the tender of the shares complies with Rule 14e-4;

             (3) the undersigned understands that it is his, her or its responsibility to comply with state and federal requirements to register or meet applicable exemptions from registration for the sale of restricted securities to the Offerors and that you have been advised to consult with an attorney licensed in your state if you have questions about such requirements;

            (4)  the undersigned will, upon request, execute and deliver any additional documents deemed by American National Bank or the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby; and

            (5) the undersigned agrees to all of the terms of the Offer.

            All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

            Offerors' acceptance for payment of shares tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Offerors upon the terms and subject to the conditions of the Offer to Purchase.

             The undersigned understands that Offerors will pay for shares validly and timely tendered and not withdrawn pursuant to the Offer. The undersigned understands that all shares properly tendered and not withdrawn will be purchased at the price of $3.00 per share, all of which dollar amounts shall be net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Offerors may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may not be required to purchase any of the shares tendered hereby or may accept for payment fewer than all of the shares tendered hereby.

Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price of any shares purchased, and/or return any shares not tendered or not purchased, in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price of any shares purchased and/or any certificates for shares not tendered or not purchased, and accompanying documents, as appropriate, to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the purchase price of any shares purchased and/or return any shares not tendered or not purchased in the name(s) of, and mail said check and/or any certificates to, the person(s) so indicated.

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DESCRIPTION OF SHARES TENDERED

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Additional Sheets may be attached if necessary

Print Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name appears on share certificate(s)	Number of Shares being Tendered	Total Number of Shares Represented by Certificate(s)	Certificate Number(s)

____________________________________________	_____________	______________________	_________________

____________________________________________	_____________	______________________	_________________

____________________________________________	_____________	______________________	_________________

____________________________________________	_____________	______________________	_________________

____________________________________________	_____________	______________________	_________________

*Unless you indicate otherwise, it will be assumed that all shares represented by each certificate delivered to the Depositary are being tendered. See Section 5 of the Offer to Purchase .

IMPORTANT- SHAREHOLDERS SIGN HERE

(PLEASE ALSO COMPLETE THE SUBSTITUTE FORM W-9 INCLUDED IN THIS LETTER OF TRANSMITTAL)

( (Must be signed by the registered holder(s) exactly as the name(s) of such holder(s) appear(s) on certificate(s) for shares or on a security position listing or by person(s) authorized to become the registered holder(s) thereof by certificates and documents transmitted with this Letter of Transmittal. If signature is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5).

___________________________________________________________________________

(Signature(s) of Shareholder(s))

Dated __________________________, 2005

Name(s): ___________________________________________________________________

Address (Include Zip Code): ________________________________________________

Area Code and Telephone No.: _______________________________________________

Tax Identification Number or Social Security Number

(You must write it here AND complete the substitute Form W-9 included herewith):________________

TO BE COMPLETED BY ALL TENDERING REGISTERED HOLDERS OF SECURITIES. PLEASE RETURN THIS SUBSTITUTE W-9 WITH THE LETTER OF TRANSMITTAL. DO NOT SEND TO THE INTERNAL REVENUE SERVICE.

SUBSTITUTE REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

FORM W-9

Send the form to the requester.

Do not send to the IRS.

DEPARTMENT OF THE TREASURY - INTERNAL REVENUE SERVICEs

PART 1 - TAXPAYER IDENTIFICATION NUMBER (TIN)

Name        ______________________________

Address     ______________________________

                              Number and Street

                  ______________________________

                               City, State, Zip

Enter your TIN in the appropriate space. For individuals, this is your social security number (SSN). However, if you are a resident alien and you do not have and are not eligible to get a

SSN, your TIN is your IRS individual taxpayer identification number. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to Get a TIN below.

Social security number: ______________ or Employer identification number: ______________.

PART 2 - CERTIFICATION

UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

1.     The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

                    AND

2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS. - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

SIGNATURE: ______________________________

DATE: ______________________________

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How to Get a TIN: If you do not have a TIN, apply for one immediately. To apply for a SSN, get Form SS-5, Application for Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS's Internet Web Site at www.irs.gov

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CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

(ONLY SIGN HERE IF YOU HAVE NOT SIGNED ABOVE)

            I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 30% of all reportable payments due to me will be withheld, but will be refunded if I provide a Taxpayer Identification Number within 60 days.

SIGNATURE: ____________________________

DATE:____________________________

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NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE W-9 FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER.

PLEASE COMPLETE THIS PAGE ONLY IF PAYMENT IS TO BE MADE TO SOMEONE OTHER THAN THE CERTIFICATE HOLDER AND/OR DELIVERY IS TO BE MADE TO AN ADDRESS DIFFERENT FROM THAT OF THE CERTIFICATE HOLDER, AS SPECIFIED ABOVE. IF YOU COMPLETE THIS PAGE,YOUR SIGNATURE MUST BE GUARANTEED.

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the purchase price of shares purchased and/or certificates for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue:   [ ] Check and/or                                               _________________________

            [ ] Share certificate(s) to:                                   Tax I.D. # or Social Security #

Name: ________________________________________________

Address: _____________________________________________

  ______________________________________________

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the purchase price of shares purchased and/or certificates for shares not tendered or not purchased are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that designated above.

Issue:   [ ] Check and/or                                               _________________________

            [ ] Share certificate(s) to:                                   Tax I.D. # or Social Security #

Name: ________________________________________________

Address: _____________________________________________

  ______________________________________________

GUARANTEE OF SIGNATURE(S)

 (FOR USE BY ELIGIBLE FINANCIAL INSTITUTION ONLY)

Authorized Signature: ______________________________________________________________

Name: __________________________________________________________________________

Name of Firm: ____________________________________________________________________

Title: ___________________________________________________________________________

Address:_________________________________________________________________________

Area Code and Tele. No.: ___________________________________________________________

Dated: __________________, 2005